LIMITED POWER OF ATTORNEY

	The undersigned, a director and/or officer of Wolverine World Wide, Inc., a
Delaware corporation ("Wolverine"), does hereby appoint BLAKE W. KRUEGER, DONALD
T. GRIMES, KENNETH A. GRADY, and TIMOTHY E. FOLEY, or any one or more of them, with full power of substitution, his or her attorneys and agents to do any and all acts and things and to execute and file any and all documents and instruments that such attorneys and agents, or any of them, consider necessary or advisable to enable the undersigned (in his or her individual capacity or in a fiduciary or other capacity) to comply with the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as
amended (the "Exchange Act"), and any requirements of the Securities and
Exchange Commission in respect thereof, in connection with his or her intended sale of any security related to Wolverine pursuant to Rule 144 issued under the
Securities Act and the preparation, execution and filing of any report or statement of beneficial ownership or changes in beneficial ownership of securities of Wolverine that the undersigned (in his or her individual capacity or in a fiduciary or other capacity) may be required to file pursuant to Section
16(a) of the Exchange Act including, without limitation, full power and authority to sign the undersigned's name, in his or her individual capacity or in a fiduciary or other capacity, to any report or statement on Form 3, 4, 5 or
144, or to any amendments or any successor forms thereto, or any form or forms adopted by the Securities and Exchange Commission in lieu thereof or in addition thereto, hereby ratifying and confirming all that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

	The undersigned agrees that the attorneys-in-fact act as legal counsel to and/or officers of Wolverine in connection with the securities matters addressed herein, and do not represent the undersigned in his or her personal capacity in connection with such matters. The undersigned agrees that the attorneys-in-fact may rely entirely on information furnished orally or in writing by the undersigned or his or her authorized representative(s) to such attorneys-in-fact. The undersigned also agrees to indemnify and hold harmless Wolverine and the attorneys-in-fact against any losses, claims, damages or liabilities (or actions in respect thereof) that arise out of or are based upon any untrue statement or omission of necessary fact in the information provided by the undersigned or his or her authorized representative(s) to the attorneys-in-fact for purposes of executing, acknowledging, delivering or filing any such forms, or any amendments or any successor forms thereto, or any form or forms adopted by the Securities and Exchange Commission in lieu thereof or in addition thereto. The undersigned agrees to reimburse Wolverine and the attorneys-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

	This authorization shall supersede all prior authorizations to act for the undersigned with respect to securities of Wolverine in these matters, which prior authorizations are hereby revoked, and shall survive the termination of the undersigned's status as a director and/or officer of Wolverine and remain in effect thereafter for so long as the undersigned (in his or her individual capacity or in a fiduciary or other capacity) is subject to Rule 144 with respect to securities of Wolverine or has any obligation under Section 16 of the Exchange Act with respect to securities of Wolverine.

Date:  February 10, 2009
                                                /s/ David T. Kollat
	                                        (Signature)


	                                        David T. Kollat
	                                        Name